                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that the person whose signature appears below constitutes and appoints ADOLPH J. FERRO, Ph.D., GILBERT N. MILLER, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign a registration statement on Form S-4 of Epitope, Inc., relating to a distribution of shares of a new class of common stock, no par value per share, designated Agritope Common Stock, and any and all amendments (including post-effective amendments) to the registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, this power of attorney has been signed by the following person in the capacity indicated effective November 5, 1996.


          Name                                      Title
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                                                    Director
W. Charles Armstrong